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                                                                  EXHIBIT 10.3


                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                   ARTICLE 1:

1.       GENERAL:

1.1. PURPOSE. The purpose of the Insurance Management Solutions Group, Inc. Non-Employee Directors' Stock Option Plan is to secure for Insurance Management Solutions Group, Inc. and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries.

1.2. MAXIMUM NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued under the Plan is 200,000, subject to adjustment as provided in Section 3.1 below. The Common Stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

1.3. DEFINITIONS. The following words and terms as used herein shall have that meaning set forth therefor in this Section 1.3 unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

         1.3.1. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         1.3.2.  "Common Stock" shall mean the common stock of the Company.

         1.3.3. "Company" shall mean Insurance Management Solutions Group, Inc., a Florida corporation, and any successor.

         1.3.4.  "Effective Date" is defined in Section 3.9.

         1.3.5. "Fair Market Value" of the shares of Common Stock shall mean the closing price on the date in question (or, if no shares are traded on such day, on the next preceding day on which shares were traded) of the Common Stock on the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the closing price on such day in the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Board in good faith and based on all relevant factors.

         1.3.6. "NSO" shall mean a nonqualified stock option granted in accordance with the provisions of Article 2 of this Plan.

         1.3.7. "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is not an employee of the Company or any Subsidiary.

         1.3.8.  "Option" shall mean an NSO.

         1.3.9. "Optionee" shall mean a Non-Employee Director to whom an Option is granted under the Plan.

         1.3.10. "Plan" shall mean the Insurance Management Solutions Group, Inc. Non-Employee Directors' Stock Option Plan, as set forth herein and as amended from time to time.


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                                      2.


         1.3.11. "Subsidiary" shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Internal Revenue Code of 1986, as amended.

1.4. ADMINISTRATION. This Plan is intended to be administered pursuant to a formula and, accordingly, is intended to be self governing. To the extent that any questions of interpretation arise, these questions shall be resolved by the Board.

1.5. ELIGIBILITY REQUIREMENTS. Each Non-Employee Director shall be eligible to receive Options in accordance with Article 2 below. The adoption of this Plan shall not be deemed to give any director any right to be granted options to purchase Common Stock of the Company, except to the extent and upon such terms and conditions as set forth in this Plan.

                                   ARTICLE 2:

2.       TERMS AND CONDITIONS OF OPTIONS:

2.1. GRANT. Any NSO granted pursuant to the Plan shall be evidenced by certificates or agreements, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified. The date on which the Board approves the grant of an NSO shall be considered to be the date on which such Option is granted.

2.2. NUMBER OF SHARES. Each NSO shall state the number of Shares to which it pertains. Although, the Board shall only have authority within this Plan to issue to each Non-Employee Director a maximum of 7,200 shares of Common Stock per any three (3) year period. It is anticipated that the Board shall initially award, to every Non-Employee Director, 7,200 shares of Common Stock which shall vest in accordance with Article 2.6 below. Thereafter, on the three (3) year anniversary date of the initial grant and all subsequent grants of Common Stock, the Board may award each Non-Employee Director an additional 7,200 shares of Common Stock.

2.3. OPTION PRICE. The Option exercise price shall be the Fair Market Value of the Common Stock on the date of the grant of the Option.

2.4. METHOD OF EXERCISE. An Option may be exercised by a Non-Employee Director during such time as may be permitted by the Option and the Plan by providing written notice to the Board and tendering the purchase price in accordance with the provisions of Section 2.5, and complying with any other exercise requirements contained in the Option or promulgated from time to time by the Board.

2.5. METHOD OF PAYMENT. Each Option shall state the method of payment of the Option price upon the exercise of the Option. The method of payment stated in the Option shall include payment (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, (b) in the discretion of and in the manner determined by the Board, by the delivery of shares of Common Stock already owned by the Optionee, (c) by any other legally permissible means acceptable to the Board at the time of the grant of the Option (including cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable legal restrictions), or
         (d) in the discretion of the Board, through a combination of (a), (b) and (c) of this Section 2.5. If the option price is paid in whole or in part through the delivery of shares of Common Stock, the decision of the Board with respect to the Fair Market Value of such shares shall be final and conclusive.

2.6.     TERM AND EXERCISE OF OPTIONS.

         2.6.1. Unless otherwise specified in writing by the Board at the time of grant, each NSO shall be exercisable, in whole or in part, only in accordance with the "Vesting Schedule" below. To the extent not exercised, exercisable installments of NSOs shall be exercisable, in whole or in part, in any subsequent period, but not later than the expiration date of the Option. Each NSOs shall be exercisable by the Non-Employee Director for a period of six (6) years from the date of grant. Not less than one hundred (100) shares may be



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                                       3.


                 exercised at any one time unless the number exercised is the total number at the time exercisable under the Option..

                               Vesting Schedule:

                  As of the date of the Annual Meeting of Stockholders of the Company, each Non-Employee Director who is then elected, reelected or who is continuing as a member of the Board after the adjournment of the Annual Meeting shall be vested in 800 shares of Common Stock, to the extent he or she has been awarded shares of Common Stock that are not yet vested. In addition, as of the date of each regularly scheduled quarterly meeting of the Board of Directors, other than the Annual Meeting, each Non-Employee Director who is then elected, reelected or who is continuing as a member of the Board after the adjournment of the meeting shall be vested in 400 shares of Common Stock, to the extent he or she has been awarded shares of Common Stock that are not yet vested. Notwithstanding the foregoing, if a Non-Employee Director is absent from a meeting, arrives late for a meeting or leaves a meeting early, then the Chairman of the Board, in his absolute discretion, may reduce by one-half the number of shares of Common Stock that such Non-Employee Director would have been vested in under this Section had he or she not been absent, arrived late or left early.

         2.6.2. No Option or any part of an Option shall be exercisable unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise prior to the expiration of the Option.

2.7. DEATH OR OTHER TERMINATION OF POSITION AS A DIRECTOR. Notwithstanding the provisions of Section 2.6 above.

         2.7.1. In the event that a Non-Employee Director (a) is removed as a director for dishonesty or violation of his or her fiduciary duty to the Company, (b) voluntarily resigns under or followed by such circumstances as would constitute a violation of his or her fiduciary duty to the Company, or (c) the Company discovers that he or she has committed an act of dishonesty not discovered by the Company prior to the cessation of his or her services as a Non-Employee Director that would have resulted in his or her removal if discovered prior to such date, then forthwith from the happening of any such event, any Option then held by him or her shall terminate and become void to the extent that it then remains unexercised.

2.7.2. If a person shall cease to be a Non-Employee Director for any reason other than one or more of the reasons set forth in section 2.7.1, such person, or in the case of death, the executors, administrators or distributees, as the case may be, may, within six months after such person ceases to be a Non-Employee Director (unless the option expires under section 2.6.1 prior to the expiration of six months), exercise the Option with respect to any shares of Common Stock, to the extent that the Option has not been exercised and to the extent the Optionee's right to exercise such Option had accrued pursuant to this Article 2.6 and on the date the person ceased to be such a Non-Employee Director.

2.7.2.1. In the event any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Optionee's estate or the proper legatees or distributees thereof.

2.8. TRANSFERABILITY OF OPTIONS. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

2.9. DELIVERY OF CERTIFICATES REPRESENTING SHARES. As soon as practicable after the exercise of an Option, the Company shall deliver, or cause to be delivered, to the Non-Employee Director exercising the Option, a certificate or certificates representing the shares of Common Stock purchased upon the exercise. Certificates representing shares of Common Stock to be delivered to a Non-Employee Director shall be registered in the name of such director.

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                                      4.

2.10. RIGHTS AS A STOCKHOLDER. A Non-Employee Director shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Option until the date on which he or she becomes a record owner of the shares purchased upon the exercise of the Option (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date.

                                   ARTICLE 3:

3.       MISCELLANEOUS

3.1.     STOCK ADJUSTMENTS.

         3.1.1. In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of such shares effected without any receipt of consideration by the Company, then, in any such event, the number of shares of Common Stock that remain available under the Plan, the number of shares of Common Stock covered by each outstanding Option, and the purchase price per share of Common Stock covered by each outstanding Option shall be proportionately and appropriately adjusted for any such increase or decrease.

         3.1.2. Subject to any required action by the stockholders, if any change occurs in the shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the shares of Common Stock, then, in any such event, the number and type of shares covered by each outstanding Option, and the purchase price per share of Common Stock covered by each outstanding Option, shall be proportionately and appropriately adjusted for any such change. A dissolution or liquidation of the Company shall cause each outstanding Option to terminate.

         3.1.3. In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be shares of Common Stock within the meaning of the Plan.

         3.1.4. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by, and in the discretion of, the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinabove expressly provided in this Section 3.1, a Non-Employee Director shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Company of shares of stock of any class, securities convertible into shares of stock of any class, or warrants or options for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

         3.1.5. The existence of the Plan and the grant of any Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

3.2. LISTING AND REGISTRATION OF COMMON STOCK. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised unless and until





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         such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section 3.2 become operative, and if, as a result thereof, the exercise of an Option is delayed, then and in that event, the term of the Option shall not be affected. Notwithstanding the foregoing, or any other provisions in the Plan, the Company shall have no obligation under the Plan to cause any share of Common Stock to be registered or qualified under any federal or state law, or listed on any stock exchange or admitted to any national market system.

3.3. TERM OF THE PLAN. The Plan shall terminate upon the earlier of (a) the adoption of a resolution of the Board terminating the Plan or (b) ten years from the Effective Date.

3.4. AMENDMENT OF THE PLAN; TERMINATION. The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to Options, suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever.

3.5. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

3.6. NO OBLIGATION TO EXERCISE. The granting of any Option under the Plan shall impose no obligation upon any Optionee to exercise such Option.

3.7. NO IMPLIED RIGHTS TO DIRECTORS. Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Non-Employee Director any right to be retained as a Director or in any other capacity.

3.8.     WITHHOLDING.

         3.8.1. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

         3.8.2. Subject to the consent of the Board, with respect to the exercise of an Option, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Stock otherwise issuable withheld, or (B) tender back to the Company shares of Common Stock received, or (C) deliver back to the Company previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Board may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any grant under this Plan that the right to make Elections shall not apply to such grants.

3.9. CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall become effective upon the satisfaction of all the following conditions, with the Effective Date of the Plan being the date that the last such condition is satisfied:

3.9.1.   the adoption of the Plan by the Board of Directors; and

3.9.2. the effectiveness of the Company's Registration Statement on Form S-1 relating to the Company's initial public offering, as filed with the SEC (File No. 333-57747).